TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS
______________________________________________________________________________________

November 13, 2007

U.S. Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, DC  20549
USA

Dear Ladies and Gentlemen:

Re:          Delta Oil & Gas, Inc.
SEC File No. 33-82636

We are the former independent auditors for Delta Oil & Gas, Inc. (the Company).  We have read the Company’s Current Report on Form 8-K/A, dated October 15, 2007.  We are in agreement with the statements regarding the Firm as included in Item 4.01 of the Form 8-K/A to be filed with the Securities and Exchange Commission.  We have no basis to agree to disagree with other statements of the Company contained therein.

Yours very truly,

/s/  TELEFORD SADOVNICK, P.L.L.C.
TELFORD SADOVNICK, P.L.L.C.

LR/ski

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114 West Magnolia Street, Suite 423, Bellingham, Washington  98225
Telephone:  (360) 392-2886     Facsimile:  (360) 392-2887